Exhibit 99.4

CROSS-COLLATERAL AND CROSS DEFAULT AGREEMENT

This agreement is entered into this 16th day of November, 2006 by and among Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division (“WFBC”), and MPC Computers Sales, LLC (“MPC”), MPC-G, LLC (“MPC-G”) and MPC Computers Sales, LLC (“MPC-Sales”).

Recitals

A.	WFBC and MPC are parties to an Account Purchase Agreement of a date even herewith (the “MPC Agreement”).

B.	WFBC has a security interest in Accounts Receivable of MPC pursuant to the MPC Agreement.

C.	WFBC and MPC-G are parties to an Account Purchase Agreement of a date even herewith (the “MPC-G Agreement”).

D.	WFBC has a security interest in Accounts Receivable of MPC-G pursuant to the MPC-G Agreement.

E.	WFBC and MPC-Sales are parties to an Account Purchase Agreement of a date even herewith (the “MPC-Sales Agreement”).

F.	WFBC has a security interest in Accounts Receivable of MPC-Sales pursuant to the MPC-Sales Agreement.

G.	MPC desires to sell receivables to WFBC pursuant to the MPC Agreement.

H.	MPC-G desires to sell receivables to WFBC pursuant to the MPC-G Agreement.

I.	MPC-Sales desires to sell receivables to WFBC pursuant to the MPC-Sales Agreement.

J.

Before purchasing receivables from MPC, MPC-G, and MPC-Sales, WFBC requires that the obligations of MPC under the MPC Agreement, those of MPC-G under the MPC-G Agreement, and those of MPC-Sales under the MPC-Sales Agreement be cross-defaulted and the security for such obligations be cross-collateralized.

Agreement

In consideration of the foregoing, and other good and valuable consideration the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1.

MPC agrees that the security interest granted in Section 5.01 of its agreement with WFBC shall secure the repayment of all obligations due to WFBC under the MPC Agreement, the MPC-G Agreement, and the MPC-Sales Agreement.

2.

MPC-G agrees that the security interest granted in Section 5.01 of its agreement with WFBC shall secure the repayment of all obligations due to WFBC under the MPC-G Agreement, the MPC Agreement, and the MPC-Sales Agreement.

3.

MPC-Sales agrees that the security interest granted in Section 5.01 of its agreement with WFBC shall secure the repayment of all obligations due to WFBC under the MPC-Sales Agreement, the MPC Agreement, and the MPC-G Agreement.

4.

MPC, MPC-G and MPC-Sales agree that the occurrence of an Event of Default under any of the Account Purchase Agreements shall constitute an Event of Default under all of the Account Purchase Agreements.

5.	MPC and MPC-G and MPC-Sales agree to provide WFBC such further documentation as it might request in order to perfect its rights hereunder.

6.	This agreement shall remain in effect as long as there remain any obligations due or potentially due to WFBC under the MPC Agreement, the MPC-G Agreement, or the MPC-Sales Agreement.

In witness whereof, this agreement is entered into as of the date first set forth above.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	Matt Howe
(Print)

By:	/s/ Matt Howe
(Sign)

Its:	Vice President

MPC Computers, LLC

By: GTG PC Holdings, LLC
Its: Sole Manager and Member

By:	John P. Yeros
(Print)

By:	/s/ John P. Yeros
(Sign)

Its:	CEO

MPC-G, LLC

By: MPC Computers, LLC

Its: Sole Manager and Member

By:	John P. Yeros
(Print)

By:	/s/ John P. Yeros
(Sign)

Its:	CEO

MPC Solutions Sales, LLC

By: MPC Computers, LLC

Its: Sole Manager and Member

By:	John P. Yeros
(Print)

By:	/s/ John P. Yeros
(Sign)

Its:	CEO